Exhibit 32.1

Certification of the Chief Executive Officer
Pursuant to Rule 18 U.S.C Section 1350

In connection with the Quarterly Report on Form 10-Q of Electric Last Mile Solutions, Inc. (the “Company”) for the period ended September 30, 2021, as filed with the U.S. Securities and Exchange Commission (the “Report”), I, James Taylor, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2021 /s/ James Taylor
James Taylor
President and Chief Executive Officer